UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2005 (December 21, 2005)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 8.01 Other Events.

     Chemtura Corporation announced today that the European Commission (EC) has imposed a fine of Euros 13.6 million (approximately $16 million) on the Company in connection with the EC's rubber chemicals investigation. Chemtura's continual cooperation with the EC throughout its investigation of conduct prior to October 2002 resulted in the Company receiving maximum leniency, a 50 percent reduction in its fine. The Company believes that this marks the end of coordinated investigations by the United States, Canada and the European Union that were first publicly announced in the fall of 2002.

     Separately, Chemtura announced that it has settled rubber chemicals direct-purchaser, antitrust claims with claimants representing over half of the Company's relevant U.S. rubber chemicals sales and has also settled other antitrust-related civil matters for a combined total of approximately $50 million.

     In the fourth quarter of 2005 Chemtura will take a charge of approximately $16 million for the EC fine and a charge of $11 million to increase its previously established reserves for antitrust matters.

     A copy of a press release announcing the action of the EC and the antitrust related settlements is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

     Item 9.01 Financial Statements and Exhibits.

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(c)   Exhibits.
Exhibit Number 99.1	Exhibit Description Press Release Dated December 21, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Vice President and Secretary

Date:   December 21, 2005

Exhibit Index
Exhibit Number 99.1	Exhibit Description Press Release Dated December 21, 2005